CYBER HORNET TRUST 485BPOS

Exhibit 99.(h)(4)

FIRST AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature page (the “Effective Date”), to the Fund Administration Servicing Agreement dated as of December 20, 2023 (the “Agreement”), is entered into by and between CYBER HORNET TRUST (f/k/a ONEFUND), a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (the “Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to reflect the new name of the Trust as Cyber Hornet Trust; and

WHEREAS, the parties desire to amend the Agreement to reflect the new name of the Adviser as Cyber Hornet ETFs, LLC; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following series:

•	CYBER HORNET S&P 500® & Ethereum 75/25 Strategy ETF
•	CYBER HORNET S&P 500® & Solana 75/25 Strategy ETF
•	CYBER HORNET S&P 500® & XRP 75/25 Strategy ETF
•	CYBER HORNET S&P 500 and Crypto Top 10 Strategy ETF

WHEREAS, Section 11(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Trust’s Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

1.                The Agreement is hereby amended to change all references to the name of the Trust to “Cyber Hornet Trust”

2.                Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

3.                Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

CYBER HORNET TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael Willis	By:	/s/ Greg Farley
Name:	Michael Willis	Name:	Greg Farley
Title:	President	Title:	Senior Vice President
Date:	1/22/2026	Date:	1/22/2026

Exhibit A

Fund Administration Servicing Agreement

Separate Series of CYBER HORNET TRUST

Name of Series

CYBER HORNET - S&P 500 and Bitcoin 75/25 Strategy ETF
CYBER HORNET S&P 500® & Ethereum 75/25 Strategy ETF
CYBER HORNET S&P 500® & Solana 75/25 Strategy ETF
CYBER HORNET S&P 500® & XRP 75/25 Strategy ETF
CYBER HORNET S&P 500 and Crypto Top 10 Strategy ETF